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                                      Exhibit 5
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                                                                 Exhibit 5

                       [Letterhead of Scarpello & Alling, Ltd.]

July 26, 1996


Harveys Casino Resorts
P.O. Box 128
Highway 50 & Stateline Avenue
Lake Tahoe, Nevada  89449

                    Re: 1996 Omnibus Incentive Plan/ Form S-8
                    under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as counsel for Harveys Casino Resorts (the Company') in connection with the registration by the Company under the Securities Act of 1933, as amended (the Securities Act'), of 500,000 shares of Common Stock, par value $.01 per share, of the Company (the Common Stock') issuable under the Company's 1996 Omnibus Incentive Plan (the Plan'), under a Registration Statement on Form S-8 (the Registration Statement') to be filed with the Securities and Exchange Commission.

We have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, agreements and other instruments, certificates of public officials and officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinions hereafter expressed.

Based on the foregoing and having regard to legal considerations that we deem relevant, we are of the opinion that, when said shares of Common Stock have been registered under the Securities Act and when the Company has received the consideration to be received for said shares in accordance with the provisions of the Plan and said shares of Common Stock have been issued by the Company as provided under the Plan, said shares of Common Stock will be duly authorized, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

We hereby consent to the inclusion of this opinion in the Registration Statement and to the reference to our firm under the caption "Interests of Named Experts and Counsel" in Item 5 of Part II of the Registration Statement.

Very truly yours,

SCARPELLO & ALLING, LTD.